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                                                              EXHIBIT 99.01

                                 CERIDIAN CORPORATION
                          SAVINGS-RELATED SHARE OPTION PLAN
                         Inland Revenue Reference: SRS 2055
                            Adopted by the Company on ( )
                        Approved by the Inland Revenue on ( )








                                                    KPMG Tax Advisers
                                                    1 Puddle Dock
                                                    LONDON
                                                    EC4V 3PD
                                                    Ref. mac//673/ss
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
               RULES OF THE CERIDIAN CORPORATION SAVINGS-RELATED SHARE
                                     OPTION PLAN



                                        INDEX

                                                                   Page
            1.   Definitions                                       2

            2.   Invitation to apply for Options                   10

            3.   Scaling Down                                      11

            4.   Grant of Options                                  12

            5.   Limitations on Grant                              13

            6.   Exercise of Options                               13

            7.   Take-overs, Reconstructions and Liquidations      15

            8.   Variation of Share Capital                        17

            9.   Manner of Exercise of Options                     18

            10.  Administration and Amendment                      19

            11.  Compliance with Laws and Regulations              20

            12.  Loss of Office or Employment                      20
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
                          RULES OF THE CERIDIAN CORPORATION
                          SAVINGS-RELATED SHARE OPTION PLAN


            1.   Definitions

            1.1 In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

                 "Accounting Period" -         an accounting reference
                                               period of the Company;

                 "Act"               -         the Income and
                                               Corporation
                                               Taxes Act 1988;

                 "Acquiring Company" -         where the conditions of
                                               paragraph 15 of Schedule
                                               9 are met, either such
                                               company as shall be at
                                               any time the "Acquiring
                                               Company" as defined in
                                               that paragraph, or some
                                               other company falling
                                               within sub-paragraph (b)
                                               or sub-paragraph (c) of
                                               paragraph 10 of Schedule
                                               9 in relation to the
                                               Acquiring Company over
                                               whose shares an Option
                                               has been granted;

                 "Administrator"     -         an Administrator
                                               appointed by the
                                               Committee

                 "Adoption Date"     -         the date on which the
                                               Plan is adopted by
                                               resolution of the
                                               Company;

                 "Application"       -         an application for an
                                               Option in the form as
                                               approved by the Committee
                                               from time to time;

                 "Approval Date"     -         the date upon which the
                                               Board of Inland Revenue
                                               approves the
                                               Plan;
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                 "Associated Company"-         has the same meaning as
                                               in section 416 of the
                                               Act;

                 "Auditors"          -         the auditors for the time
                                               being of the Company
                                               (acting as experts and
                                               not as arbitrators);

                 "Board"             -         the Board of directors of
                                               the Company or a
                                               committee of the Board;

                 "Bonus Date"        -         where repayments under
                                               the relevant Savings
                                               Contract are taken as
                                               including the Maximum
                                               Bonus, the earliest date
                                               on which the Maximum
                                               Bonus is payable and in
                                               any other case the
                                               earliest date on which a
                                               bonus is payable under
                                               the relevant Savings
                                               Contract;

                 "Committee"         -         a duly constituted
                                               committee of the Board
                                               delegated with the
                                               authority to consider the
                                               remuneration of Group
                                               Employees;

                 "Company"           -         Ceridian Corporation
                                               incorporated under the
                                               laws of Delaware in the
                                               United States of America
                                               or save for Rules 2, 3,
                                               4, 5 and 10.2 the
                                               Acquiring Company;

                 "Control"           -         has the same meaning as
                                               in section 840 of the
                                               Act;

                 "Date of Grant"     -         the date on which an
                                               Option is, was or is to
                                               be granted to an Eligible
                                               Employee under the Plan,
                                               pursuant to Rule 4.1, or
                                               on which an Option is or
                                               was treated as being
                                               granted pursuant to Rule
                                               4.2;
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                 "Dealing Day"       -         a day on which the Stock
                                               Exchange is open for the
                                               transaction of business;

                "Eligible Employee"  -         any Group Employee who:
                                               a)(i)  in the case of a
                                               director, normally
                                               devotes 25 hours or more
                                               per week to his duties
                                               (exclusive of meal
                                               breaks); and

                                               (a)(ii)  is chargeable to
                                               tax in respect of his
                                               employment or office
                                               under Case I of
                                               Schedule E; and

                                               (a)(iii)  is employed by
                                               any Group Company on the
                                               date on which the Grantor
                                               grants an Option pursuant
                                               to Rule 4.1 below or has
                                               been continuously
                                               employed with any Group
                                               Company for a longer
                                               period at such date (such
                                               longer period not to
                                               exceed 5 years as at such
                                               date) as the Committee
                                               may stipulate for all
                                               Options granted on any
                                               one occasion (and for the
                                               avoidance of doubt
                                               periods of service with
                                               any such company prior to
                                               its becoming a Group
                                               Company shall be
                                               disregarded);

                                               unless, at its
                                               discretion, the Committee
                                               has specifically resolved
                                               that for all Options
                                               granted on any one
                                               occasion all or any of
                                               the above conditions
                                               shall be waived; and
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                                               (b)  has been nominated
                                               by the Committee either
                                               individually or as a
                                               member of a category of
                                               directors or employees
                                               for participation in the
                                               Plan; and

                                               (c)  is not prohibited
                                               from participating by
                                               tile provisions of
                                               Paragraph 8 of Schedule
                                               9;

                 "Exercise Price"    -         the price at which an
                                               Eligible Employee may
                                               acquire a Share on the
                                               exercise of an Option
                                               being, subject to Rule
                                               7.2 and Rule 8, not less
                                               than the greater of:

                                          (i)  the nominal value of a
                                               Share;

                                          (ii) and 80 percent or such
                                               other percentage as is
                                               for the time being
                                               permitted by statute or
                                               other statutory provision
                                               of the Market Value of a
                                               Share on the day the
                                               Invitation was issued
                                               pursuant to Rule 2 if the
                                               Exercise Price is
                                               specified in the
                                               Invitation or, if the
                                               Exercise Price is
                                               notified to the Eligible
                                               Employees after the
                                               Invitations are issued
                                               but before the Options
                                               are granted, on the day
                                               the Eligible Employees
                                               are so notified, and for
                                               the avoidance of doubt
                                               the Exercise Price may in
                                               the Committee's
                                               discretion be set at a
                                               percentage of Market
                                               Value which is higher
                                               than 80%;

                 "Group"             -         the Company and any other
                                               company which is a
                                               Subsidiary of the Company
                                               and which is for the time
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
                                               being nominated by the
                                               Board to be a
                                               participating company
                                               under the Plan and the
                                               phrase "Group Company"
                                               shall be construed
                                               accordingly;
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

                 "Group Employee"    -         a director or employee of
                                               any and all Group
                                               Companies;

                 "Injury or Disability"   -    the cessation of
                                               employment or office by
                                               reason of injury or
                                               disability provided the
                                               Committee are satisfied,
                                               on production of such
                                               evidence as it may
                                               reasonably require:

                                               (i)  that the individual
                                               has ceased to exercise
                                               and, by reason of injury
                                               or disability, is
                                               incapable of exercising
                                               that office or
                                               employment; and

                                               (ii) that the individual
                                               is likely to remain so
                                               incapable for the
                                               foreseeable future;

                 "Invitation"        -         a letter of invitation to
                                               participate in the Plan
                                               in a form approved by the
                                               Committee and capable of
                                               amendment by the
                                               Committee from time to
                                               time if Inland Revenue
                                               approval is obtained for
                                               any such amendment;

                 "Market Value"      -         an amount equal to the
                                               closing market price per
                                               Share as reported on the
                                               New York Stock Exchange
                                               Composite Tape on that
                                               date (or if no shares
                                               were traded or quoted on
                                               Such date the next
                                               preceding date on which
                                               there was such a trade or
                                               quote) as converted to
                                               pounds sterling by
                                               reference to the
                                               Financial Times spot
                                               exchange rate for the
                                               date the Invitation is
                                               issued or, if later, the
                                               date the Eligible
                                               Employees are notified of
                                               the Exercise Price;
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                 "Maximum Bonus"     -         the bonus payable to the
                                               Option Holder at the
                                               maturity of a Savings
                                               Contract which matures
                                               after seven years;

                 "New Option"        -         an option over shares in
                                               the Acquiring Company
                                               meeting the requirements
                                               of sub-paragraphs
                                               15(3)(a) to (d) of
                                               Schedule 9, granted in
                                               consideration for the
                                               release of a Subsisting
                                               Option within the
                                               "appropriate period" (as
                                               defined by paragraph
                                               15(2) of Schedule 9);

                 "Nominated Savings
                 Authority"          -         the savings authority or
                                               the savings authorities
                                               (as the case may be)
                                               nominated by the Company
                                               for the purposes of the
                                               Plan;

                 "Option"            -         a right to acquire Shares
                                               granted or to be granted
                                               pursuant to Rules 4.1 or
                                               4.2;

                 "Option Certificate"-         an option certificate
                                               appropriate to the
                                               Grantor in a form
                                               approved by the Committee
                                               from time to time;

                 "Option Holder"     -         a person who has been
                                               granted an Option or
                                               (where the context
                                               admits) his legal
                                               personal
                                               representative(s);

                 "Option to Subscribe"-        an Option to subscribe
                                               for Shares granted by the
                                               Company;

                 "Other Plan"        -         any Plan (other than this
                                               Plan) being any savings-
                                               related share option Plan
                                               approved under Schedule
                                               9;
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                 "this Plan"         -         this Ceridian Corporation
                                               Savings-Related Share
                                               Option Plan constituted
                                               and governed by the
                                               Rules;

                 "Redundancy"        -         the cessation of
                                               employment or
                                               office by  reason of
                                               redundancy within the
                                               meaning of the Employment
                                               Rights Act 1996;

                 "Retirement"        -         the cessation of
                                               employment or office by
                                               reason of retirement
                                               either at the Specified
                                               Age or any other age at
                                               which the individual is
                                               bound to retire in
                                               accordance with the terms
                                               of his contract of
                                               employment;

                 "Rules"             -         tile rules of the Plan as
                                               the same may be amended
                                               from time to time;

                 "Savings Contract"  -         a 3 or 5 year contract
                                               under a certified
                                               contractual savings
                                               scheme (within the
                                               meaning of section 326 of
                                               the Act) entered into by
                                               an Eligible Employee with
                                               a Nominated Savings
                                               Authority and which has
                                               been approved by the
                                               Board of Inland Revenue
                                               for the purposes of
                                               Schedule 9;

                 "Schedule 9"        -         Schedule 9 to the Act;

                 "Share"             -         the common stock of the
                                               Company, par value $0.50
                                               per share which is within
                                               the meaning of ordinary
                                               share capital in section
                                               832(l) of the Act;

                 "Specified Age"          -         age 60;
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                 "Standard 3 Year Bonus"  -    the bonus payable to the
                                               Option Holder under a
                                               Savings Contract which
                                               matures after three
                                               years;

                 "Standard 5 Year Bonus"  -    the bonus payable to the
                                               Option Holder under a
                                               Savings Contract which
                                               matures after five years;

                 "Stock Exchange"    -         The New York Stock
                                               Exchange;

                 "Subsidiary"        -         a company which is under
                                               the Control of the
                                               Company and which is a
                                               subsidiary of the Company
                                               within the meaning of
                                               section 736 of the
                                               Companies Act 1985;

                 "Subsisting Option" -         an Option which has been
                                               granted and which has not
                                               lapsed, been surrendered,
                                               renounced or been
                                               exercised in full;

            1.2 In these Rules, except insofar as the context otherwise requires:

            (i) words denoting the singular shall include the plural and vice versa;

            (ii)words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

            (iii)reference to any enactment shall be construed as a
                 reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

            (iv) words have the same meanings as in Schedule 9 unless
                 the context otherwise requires; and

            (iv) headings and captions are provided for reference only and shall not be considered as part of the Plan.
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
            2.   Invitation to apply for Options

            2.1 At any time after the Approval Date but not later than the tenth anniversary of the Adoption Date, the Committee may at any time invite every Eligible
                 Employee by issuing an Invitation to apply for the grant of an Option providing that at the intended Date of Grant the Shares satisfy the conditions of paragraphs 10 to 14 inclusive of Schedule 9.

            2.2  Each Invitation shall specify:

                 (i) the date, being not less than 14 days after the issue of the Invitation, by which an application must be made;

                 (ii) whether or not the Eligible Employee may take out
                      a 3 or 5 year Savings Contract;

                 (iii)the Exercise Price or the method by which the
                      Exercise Price will be notified to Eligible
                      Employees prior to the proposed Date of Grant and for the avoidance of any doubt any such notification shall be made not less than 5 days before the date on which all application must be made;

                 (iv) whether or not for the purpose of determining the
                      number of Shares over which an Option is to be granted, the repayment under the Savings Contract is to be taken:

                      (a)  as including the Maximum Bonus;
                      (b) as including only the Standard 5 Year Bonus or the Standard 3 Year Bonus;
                      (c)  as not including a bonus.

                 (v) the maximum permitted aggregate monthly savings contribution being the lesser of the maximum amount specified in Paragraph 24 of Schedule 9 or such other maximum as may be determined by the Committee, and be permitted by the Board of the Inland Revenue pursuant to Schedule 9 and by the Nominated Savings Authority;

                 and the Committee may determine and include in the Invitations details of the maximum number of Shares over which Options may be granted on that occasion and a statement that in tile event of excess Applications, each Application may be scaled down in accordance with the Rules.
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

            2.3 Each Invitation shall be accompanied by an Application which shall provide for the applicant to state:

                 (i) the monthly savings contribution being a multiple
                     of #l and not less than #5 which he wishes to make under the related Savings Contract;

                 (ii) whether or not he wishes to take out a 3 or 5 year
                     Savings Contract;

                 (iii)that his proposed monthly savings contribution,
                     when added to any monthly savings contributions then being made under any other Savings Contract linked to an Option granted under the Plan or any Other Plan will not exceed the maximum permitted aggregate monthly savings contribution specified in the Invitation;

                 (iv) his election as to whether for the purpose of
                     determining the number of Shares over which an Option is to be granted, the repayment under the Savings Contract is to be taken as including the Maximum Bonus, the Standard 5 Year Bonus, or the Standard 3 Year Bonus or as not including a bonus;

                 and shall authorize the Administrator to enter on the Savings Contract such monthly savings contributions, not exceeding the maximum stated on the Application, as shall be determined pursuant to Rule 3 below.

            2.4 Each Application shall be deemed to be for an Option over the largest whole number of Shares which can be bought at the Exercise Price with the expected repayment under the related Savings Contract at the Bonus Date.

            3.   Scaling Down

            3.1 If the Administrator receives valid Applications over an aggregate number of Shares which exceeds the amount stated pursuant to Rule 2.2 or any limitation determined pursuant to Rule 5 below in respect of Invitations issued on any day, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:

                 (i) each election for a Maximum Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the Standard 5 Year Bonus to be included;
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                 (ii) each election for a Standard 5 Year Bonus or a
                      Standard 3 Year Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the bonus to be excluded;

                 (iii)the excess over #5 of the monthly savings
                      contribution chosen by each applicant shall be reduced pro rata to the extent necessary;

                 (iv) applications will be selected by lot, each based
                      on a monthly savings contribution of #5 and the inclusion of no bonus in the repayment under the Savings Contract.

            3.2  If after applying the provisions of Rule 3.1(i) to
                 (iii) inclusive the number of Shares available is still insufficient to enable an Option based on monthly savings contributions of E5 to be granted to each Eligible Employee who made a valid Application the Committee may, as an alternative to selecting by lot as in (iv) above, determine in its absolute discretion that no Options shall be granted.

            3.3 If the Committee so determines the provision in Rule 3. 1 (i) to (iv) inclusive may be modified or applied in any manner as may be agreed in advance with the Inland Revenue.

            3.4 Each Application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Administrator shall complete or procure the completion of each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

            4.   Grant of Option

            4.1 Within 30 days of the first day Invitations are issued (or of the date on which Eligible Employees are notified of the Exercise Price where such notification is made after Invitations are issued) or within 42 days of that day when Rule 3 applies and Options cannot be granted within the 30 day period, the Committee shall grant to each applicant who is still an Eligible Employee and is not precluded from participation in the Plan by virtue of Paragraph 8 of Schedule 9 an Option over the number of Shares for which, pursuant to Rule
                 2.4 and subject to Rule 3, he is deemed to have
                 applied.
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

            4.2 Where the circumstances noted in Rule 7.2 apply New Options may be granted within the terms of paragraph 15(l) of Schedule 9 in consideration for the release of Options previously granted under this Plan. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

            4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 4.3 shall not prevent the Option of a deceased Option Holder being exercised by his personal representative(s) within the terms of these Rules.

            4.4 As soon as possible after Options have been granted the Administrator shall issue an Option Certificate specifying the Date of Grant, the number of Shares subject to Option and the Exercise Price.

            5.   Limitations on Grant

                 Before Invitations are issued on any occasion, the Committee may determine a limit on the number of Shares which are to be available in respect of that issue of Invitations.

            6.   Exercise of Options

            6.1 Subject to each of the succeeding sections of this Rule 6 and Rule 9 any Subsisting Option may be exercised by the Option Holder or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:

                      (i)  the Bonus Date;

                      (ii) the death of the Option Holder;

                      (iii)     upon the Option Holder ceasing to be a
                           director or employee of the Group where that cessation was by reason of Injury or Disability, Redundancy or Retirement;

                      (iv) an opportunity to exercise the Option
                           pursuant to Rule 7;
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                      (v)  upon the Option Holder ceasing to be a Group
                           Employee, where that cessation was by reason only that the Company has ceased to have Control of such company, or that tile office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company (within the meaning of section 416 of the Act) of the Company nor a company of which the Company has Control;

                      (vi) the relevant Bonus Date, where the Option
                           Holder holds an office or employment in a company which is not a Group Company but which is:

                           (a)  an Associated Company of the Company; or

                           (b)  a company of which the Company has
                                control.

            6.2 No Option may be exercised by an Option Holder at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by paragraph 8 of Schedule 9 from participating in the Plan.

            6.3 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

                      (i) except where the Option Holder has died, the expiry of six months following the Bonus Date;

                      (ii) where the Option Holder died within six
                           months following the Bonus Date, the first anniversary of the Bonus Date;

                      (iii)where the Option Holder has died before the
                           Bonus Date, the first anniversary of his death;

                      (iv) unless the Option Holder has died, on the
                           expiry of six months after the Option has become exercisable by virtue of Paragraph
                           (iii) and (v) of Rule 6.1;

                      (v)  save in the circumstances in Rule 6.1 (ii),
                           (iii), (iv) and (v) above, and subject to
                           Rule 6.5, immediately following the Option
                           Holder ceasing to be a Group Employee;
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

                      (vi) the expiry of six months after the Option has
                           first become exercisable in accordance with Rule 7,

                      (vii)the Option Holder being adjudicated bankrupt;

                      (viii) upon the Option Holder giving notice, (or
                           under the terms of his Savings Contract being deemed to have given notice), to the Nominated Savings Authority that he intends to stop paying monthly contributions under his Savings Contract prior to the date upon which a right to exercise the Option shall arise; and

                      (ix) on the winding up other than a voluntary
                           winding up of the Company.

            6.4 If an Option Holder continues to be employed by a Group Company after the date on which he reaches the Specified Age he may exercise any Subsisting Option within six months following that date.

            6.5 No person shall be treated for the purposes of this Rule 6 as ceasing to be a Group Employee until he is no longer a director or employee of the Company, any Associated Company or a company of which the Company has Control.

            7.   Take-overs, Reconstructions and Liquidations

            7.1 If any person obtains Control of the Company as a result of making:

                      (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or
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                      (ii) a general offer to acquire all the shares
                           (other than shares which are already owned by him) in the Company which are of the same class as Shares subject to a Subsisting Option then the Committee shall notify all Option Holders as soon as is practicable of the offer in accordance with Rule 10.4. Any Subsisting Option may be exercised from the date of tile receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

            7.2 If as a result of tile events specified in Rule 7.1 an Acquiring Company has obtained Control of the Company, the Option Holder i-nay, if the Acquiring Company so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option.

                 A New Option issued in consideration of tile release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules.

                 A New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the corresponding released Option and the definition of Date of Grant shall be construed accordingly.

            7.3 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within 6 months of the passing of the resolution.

            7.4 The periods of exercisability under Rule 6. 1 (iv) and the date of lapse under Rule 6.3 (vi) are those of whichever of the pre-conditions of Rules 7.1 or 7.3 are first achieved. The subsequent achievement of any other pre-conditions will not cause a period of exercisability to begin nor a date of lapse to arise.

            7.5 For the purpose of this Rule 7 other than Rule 7.2 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

            7.6 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 9.

            7.7 A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.
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

            8.   Variation of Share Capital

            8.1 In the event of any variation of the share capital of tile Company, including, but Without prejudice to tile generality of the preceding words, any capitalization or rights issue or any consolidation, sub-division or reduction of capital by tile Company, the number and nominal amount of Shares Subject to any Option and the Exercise Price may be adjusted (including retrospective adjustments) by the Committee in such manner as is fair and reasonable provided that:

                      (i) the aggregate amount payable on tile exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the Bonus Date;

                      (ii) the Exercise Price for a Share subject to an
                           Option to Subscribe is not reduced below its nominal value unless (and to the extent that) the Company is authorized to capitalize from its undistributed profits or reserves upon the exercise of such Option an amount equal to the difference between the aggregate Exercise Price and the aggregate nominal value of the Shares to be issued upon such exercise and to apply such sum in paying LIP the difference;

                      (iii)at any time when the Plan remains approved by
                           the Inland Revenue no adjustment shall take effect without the prior approval of the Board of Inland Revenue; and

                      (iv) at any time when the Plan remains approved by
                           the Inland Revenue following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of
                           Schedule 9.

                           Such variation shall be deemed to be
                           effective, once Inland Revenue approval has been given, from the record date at which the respective variation applied to other shares of the same class as the Shares. Any Options exercised within that period shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

            8.2 If an adjustment is made pursuant to Rule 8.1 above with the intention that the Plan shall cease to be approved by the Inland Revenue, the Company shall immediately notify the Inland Revenue.
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
            8.3 Tile Administrator shall take Such steps as lie considers necessary to notify Option Holders of any adjustment made under Rule 8.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

            9.   Manner of Exercise of Options

            9.1 No Option may be exercised whilst the Plan is and is intended to remain approved by the Inland Revenue unless the Shares satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

                 9.2 An Option may only be exercised over the number of Shares which may be acquired with the sum obtained by way of payment under the related Savings Contract.

            9.3 An Option shall be exercised by the Option Holder, or as the case may be by his personal representatives, delivering a notice in writing to the Treasurer of the Company, detailing the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) or authority to the Company to withdraw and apply monies from the Savings Contract to acquire the Shares over which the Option is to be exercised and the relevant Option Certificate and shall be effective on the date of its receipt by the Treasurer of the Company.

            9.4 The number of Shares specified in the notice of exercise given in accordance with Rule 9.3 shall be allotted and issued to the participant or at his discretion (if such participant shall have given notice that he wishes to sell some or all of the Shares so acquired) immediately following such acquisition within 30 days of the date of exercise and the Company shall arrange for the delivery of a definitive share certificate in respect thereof or, as the case may be, the appropriate changes to the books of the Company to reflect such allotment and issue of Shares. Save for any rights determined by reference to a record date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other Shares of the same class in issue at the date of allotment or transfer.

            9.5 When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.
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

            9.6 For the purpose of Rules 9.2 and 9.3 above, any repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls after the date oil which repayment is made unless provided for in the terms of the Savings Contract.

            10.  Administration and Amendment

            10.1 The Plan shall be administered by the Committee in conjunction with the Administrator and the Committee's decision on all disputes shall be final save where the Rules require the concurrence of the Auditors.

            10.2 The Board may from time to time amend these Rules provided that:

                      (i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made unless 75% of such Option Holders consent in writing to such amendment;

                      (ii) no amendment may be made which would make the
                           terms on which Options may be granted
                           materially more generous or would increase the limits specified in Rule 5 without the prior approval of the Board;

                      (iii)no amendment may be made to the advantage of
                           participants without the prior approval of the Board in general meeting (except for minor amendments to benefit the administration of the Plan or to take account of a change in legislation and amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan, the Company or for Group Companies);

                      (iv) no amendment shall have effect until approved
                           by the Board of Inland Revenue whilst the Plan is and is intended to remain approved by the Inland Revenue pursuant to Schedule 9; and

                      (v) no amendment made with the intention that the Plan shall cease to be approved by the Inland Revenue shall take effect unless at the same time the Inland Revenue is notified of such amendment.
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

            10.3 The cost of establishing and operating the Plan shall be borne by the Group Companies in such proportions as the Board shall determine.

            10.4 Any notice or other communication under or in
                 connection with the Plan may be given by the Company either personally or by post, and to the Company either personally or by post for the attention of : Corporate Treasury, Ceridian Corporation, 8100 34th Avenue South, Minneapolis, Minnesota 55425; items sent by airmail post shall be pre-paid and shall be deemed to have been received 7 days after posting and items sent by pre-paid Federal Express or similar shall be deemed to have been received 5 days after posting.

            10.5 The Company shall at all times keep available
                 sufficient authorized and unissued Shares to satisfy the exercise to the full extent of all Subsisting Options, taking account of any other obligations of the Company to issue unissued shares of the same class as Shares.

            11.  Compliance with Laws and Regulations

            11.1 The exercise of any Subsisting Option and the issuance or transfer of Shares pursuant to Rule 9 shall be subject to compliance by the Company and by the Option Holder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Shares of the Company may be listed at the time of such exercise by the Option Holder.

            11.2 Prior to exercise of an Option, the Company may request the Option Holder to execute and deliver to the Company such representations in writing in order that the Company and the Option Holder comply with the applicable requirements of federal and state securities law.

            12.  Loss of Office or Employment

                 The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination.